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Corporate Advisory

November 24, 2015

American Housing Income Trust Inc.
34225 N. 27th Drive, Suite 238
Phoenix, AZ 85085
Attn: Sean Zarinegar, Jeff Howard

RE: Termination of Engagement Agreement / Exhibit 10.3[1]

Dear Mr. Zarinegar, Mr. Howard, and to the Board of Directors of American Housing Income Trust Inc.

We thank you for the opportunity to work with American Housing Income Trust Inc., however, Tech Associates Inc. has come to a decision to terminate the Engagement Agreement (the "Agreement") as referenced in Exhibit 10.1 and filed on September 24, 2015.

Pursuant to the terms of our Agreement, we hereby disengage and terminate our advisory services between Tech Associates Inc. (the "Consultant"), and American Housing Income Trust Inc., (the "Client") effective as of November 24, 2015.

Sincerely,

Richard Chiang
President
Tech Associates Inc.

[1] Exhibit 10.1 "Engagement Agreement" was filed on SEC Edgar on September 24, 2015